UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 8, 2007
          ------------------------------------------------------------

                                BRT REALTY TRUST
                                ----------------
               (Exact name of Registrant as specified in charter)


         Massachusetts             001-07172               13-2755856
         ------------------------------------------------------------
         (State or other      (Commission file No.)     (IRS Employer
          jurisdiction of                                   I.D. No.)
          incorporation)

           60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
           ----------------------------------------------------------
          (Address of principal executive offices)         (Zip code)

         Registrant's telephone number, including area code 516-466-3100

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



===============================================================================



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Item 2.02         Results of Operations and Financial Condition.


On May 8, 2007, registrant issued a press release announcing its results of operations for the three and six months ended March 31, 2007. The press release is attached as an exhibit to this Form 8-K.

Item 9.01         Financial Statements and Exhibits.

              (a) Financial Statements of Businesses Acquired.

                  Not applicable.

              (b) Pro Forma Financial Information.

                  Not applicable.

              (c) Shell Company Transactions.

                  Not applicable.

              (d) Exhibits.

                  99.1     Press release dated May 8, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         BRT REALTY TRUST


Date:     May 8, 2007                    By:  /s/ Simeon Brinberg
                                              -------------------
                                              Simeon Brinberg
                                              Senior Vice President

                                                                 EXHIBIT 99.1

                                BRT REALTY TRUST
                         60 Cutter Mill Road, Suite 303
                              Great Neck, NY 11021
                           (516) 466-3100 - Telephone
                              (516) 466-3132 - Fax
                                www.BRTRealty.com

                                BRT REALTY TRUST
                         ANNOUNCES RESULTS OF OPERATIONS
                   FOR THE SECOND QUARTER AND SIX MONTHS ENDED
                MARCH 31, 2007; BOTH PERIODS POSITIVELY IMPACTED
                               BY SECURITIES SALES

Great Neck, New York, May 8, 2007 -- BRT Realty Trust (NYSE:BRT) today announced that total revenues for the quarter ended March 31, 2007 increased by 35% over the quarter ended March 31, 2006. For the three months ended March 31, 2007, BRT reported total revenues of $10,994,000 and net income of $20,864,000, or $1.88 per share. Net income for the three months ended March 31, 2007 benefited significantly from a $15,298,000 gain on sale of securities or $1.38 per share, substantially all of which relates to the sale in the quarter of 294,800 shares of Entertainment Properties Trust. For the three months ended March 31, 2006, total revenues, net income and net income per share were $8,121,000, $4,119,000 and $.52, respectively. The weighted average number of common shares outstanding was 11,069,901 and 7,945,242 for the three months ended March 31, 2007 and 2006, respectively.

For the six months ended March 31, 2007, BRT reported a 53% increase in total revenues as compared to the six months ended March 31, 2006. For the six months ended March 31, 2007, BRT reported total revenues of $23,739,000 and net income of $29,153,000, or $2.95 per share. Net income for the six months ended March 31, 2007 includes a gain on the sale of securities of $15,298,000, or $1.55 per share. For the six months ended March 31, 2006, BRT reported total revenues of $15,521,000, net income of $8,834,000 and net income per share of $1.12, respectively. The weighted average number of common shares outstanding was 9,871,381 and 7,910,922 for the six months ended March 31, 2007 and 2006, respectively.

Commenting on the results of operations for the three and six months ended March 31, 2007, Jeffrey Gould, President and Chief Executive Officer of BRT, noted that the primary reason for the increase in revenues was the 51% increase in the average balance of loans outstanding in the March 31, 2007 quarter compared to the March 31, 2006 quarter and a 62% increase in the average balance of loans outstanding in the six months ended March 31, 2007 versus the six months ended March 31, 2006. Also benefiting revenues was a 39% increase in fee income quarter versus quarter and a 70% increase six months versus six months.

On the expense side, Mr. Gould noted that total expense increased by 23% three months versus three months and 40% six months versus six months. He commented that a substantial part of the expense increase was the result of an increase in interest expense. Interest expense increased in the current three month period due to an increase in the overall rate paid on borrowings, offset by a decline in the average balance of borrowings outstanding. An increase in the average balance of borrowings combined with an increase in the overall rate paid on borrowings caused the interest expense increase in the current six month period. In addition the increase in expenses in the current three and six month periods, as compared to the comparable periods in the prior fiscal year, was due to an accrual for federal excise tax in both current periods for taxable income earned that will not be distributed to shareholders in the current tax year. Mr. Gould also commented that net income in the current quarter benefited from a decrease in the advisory fee due to an amendment to the Advisory Agreement, effective January 1, 2007, which reduced the fees paid by the Trust to its advisor. Since the amended Advisory Agreement was not effective until January 1, 2007, the full effect of the reduction was not realized in the current six month period. Notwithstanding the reduction in fees during half of the six month period, an increase in the Trust's assets, the basis upon which the fee is calculated, resulted in an increase in the advisory fee six months versus six months.

In both current periods, the Trust recognized a $15,298,000 gain on sale of securities, primarily due to the sale of shares of Entertainment Properties Trust. Mr. Gould commented that "our investment in EPR has been highly beneficial for us. We determined that it was a good time to liquefy our holdings for the benefit of our shareholders."

Mr. Gould noted that non-performing loans increased by $4,997,000 from December 31, 2006 to March 31, 2007. The non-recognition of income on non-performing loans reduced BRT's revenues by $573,000 and $791,000, or 5.22% and 3.34%, respectively, for the quarter and six months ended March 31, 2007. He commented that the Trust is not taking any additional loan loss reserves at this time.

BRT Realty Trust is a mortgage oriented real estate investment trust.

Certain information contained herein is forward looking within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with theses safe harbor provisions. The forward looking statements should not be relied upon since they involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT's control and could materially affect actual results, performance or achievements.

Contact: Simeon Brinberg, BRT Realty Trust (516) 466-3100



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






                                                           BRT REALTY TRUST
                                            CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                              (Unaudited)
                                               (In Thousands except for Per Share Data)

                                                                           Three Months Ended         Six Months Ended
                                                                                March 31,                March 31,
                                                                                ---------                ----------
                                                                          2007          2006          2007         2006
                                                                          ----          ----          ----         ----

Revenues                                                                 $10,994        $8,121       $23,739      $15,521

Expenses                                                                   5,510         4,468        12,211        8,737
                                                                         -------       -------      --------      -------

Income before equity in earnings of unconsolidated joint
   ventures, gain on sale of available-for-sale securities,
   minority interest and discontinued operations                           5,484         3,653        11,528        6,784

Equity in earnings (loss) of unconsolidated joint ventures                    99           127           181         (750)
Gain on disposition of real estate related to unconsolidated
   joint ventures                                                              -             -         1,819        2,531
                                                                         -------       -------      --------      -------
Income before gain on sale of available-for-sale securities,
   minority interest and discontinued operations                           5,583         3,780        13,528        8,565

Gain on sale of available-for-sale securities                             15,298             -        15,298            -
Minority interest                                                            (17)           (6)          (31)         (14)
                                                                        --------      --------      --------     --------
Income from continuing operations                                         20,864         3,774        28,795        8,551

Discontinued operations
-----------------------
Income (loss) from operations                                                  -            30             6          (32)
Gain on sale of real estate assets                                             -           315           352          315
                                                                        --------      --------       -------       ------
Income before discontinued operations                                          -           345           358          283

Net income                                                               $20,864       $ 4,119       $29,153      $ 8,834
                                                                         =======       =======       =======      =======

Income per share of beneficial interest:

Income from continuing operations                                        $  1.88       $   .48       $  2.91      $  1.09
Income from discontinued operations                                            -           .04           .04          .03
                                                                         -------       -------       -------      -------
Basic earnings per share                                                 $  1.88       $   .52       $  2.95      $  1.12
                                                                         =======       =======       =======      =======

Income from continuing operations                                        $  1.88       $   .48       $  2.91      $  1.09
Income from discontinued operations                                            -           .04           .04          .03
                                                                         -------       -------       -------      -------
Diluted earnings per share                                               $  1.88       $   .52       $  2.95      $  1.12
                                                                         =======       =======       =======      =======

Cash distributions per common share                                      $   .62       $   .52       $  1.20      $  1.04
                                                                         =======       =======       =======      =======

Weighted average number of common shares outstanding:
Basic                                                                 11,051,977     7,920,760     9,853,295    7,874,877
                                                                      ==========     =========     =========    =========
Diluted                                                               11,069,901     7,945,242     9,871,381    7,910,922
                                                                     ===========     =========     =========    =========


